                                                                 Amended Through
                                                                October 29, 1988


                                                                       COMPOSITE
                                                                       ---------


                                1985 SUPPLEMENT
                                      TO
                              THE MEAD CORPORATION
                     INCENTIVE COMPENSATION ELECTION PLAN*
                     ------------------------------------


     WHEREAS, The Mead Corporation Incentive Compensation Election Plan ("Plan") was established for incentive awards earned on and after January 1, 1977, for the benefit of eligible Employees; and

     WHEREAS,  the Plan has been amended on prior occasions; and

     WHEREAS, it is currently desirable to supplement the Plan effective August 1, 1985 (the "Effective Date"),

     NOW THEREFORE, with respect only to amounts on the Deferred Compensation Ledger on the Effective Date, amounts of 1985 earned incentive for which a deferral election is in force on the Effective Date under Plan Alternative A, and amounts of salary deferral permitted under this Supplement, the following provisions determine Participant rights and Company obligations under the Plan. All other provisions of the Plan, to the extent not in conflict with this Supplement, shall continue in effect.

     (1) Amounts covered under the terms of this Supplement shall, on and after the Effective Date, be maintained in a separate record (hereinafter referred to as the "Supplemental Ledger").

     (2) Contributions through salary deferral may be made to the Plan during any portion of the period beginning October 1, 1985 and ending December 31, 1986, not exceeding twelve (12) consecutive months. Participation through salary deferral shall be by monthly deduction of at least $200 and not less than $2400 in the aggregate. All monthly deductions shall be of an equal amount except the monthly amount deducted during 1985 may be different than the monthly amount deducted during 1986.

     (3) The Participant shall elect, on or before September 30, 1985, that all or a portion of his/her account in the Supplemental Ledger be distributed under Option A or under Option B or be divided between them.

          (a) OPTION A - The Participant or his/her Beneficiary will receive fifteen (15) level annuity payments from his/her account in the Supplemental Ledger commencing on the January 2 next following his/her Termination Date or such later January as shall have been chosen by the Participant, but not later than the January 2 of the Calendar Year following the year in which he/she becomes or would have become age 65, the date chosen by him/her being hereafter referred to as the "Annuity Starting Date."

          (b) OPTION B - Commencement, method, and duration will be the same as under Option A, except that four (4) additional annual payments commencing on January 2, 1993 (hereinafter referred to in the aggregate as the "Annual Payments"), shall be paid to the Participant. The Annual Payments shall reduce the amount otherwise payable to the Participant or his/her Beneficiary on his/her Annuity Starting Date in accordance with Option A. Each annual installment of a Participant's Annual Payments shall be equal to the pro rata amount designated for Option B of the total of (i) amounts that were in the Deferred Compensation Ledger on the Effective Date, (ii) amounts of 1985 earned incentive for which a deferred election is in force on the Effective Date, and (iii) amounts of salary deferral elected under the terms of this Supplement. Notwithstanding the foregoing, no payment of an annual installment of a Participant's Annual Payments shall be made if such installment coincides with or follows a Participant's Annuity Starting Date. Any annual installment of a Participant's Annual Payments not made in accordance with the preceding sentence shall be included in valuing the Supplemental Ledger in accordance with (4) below.

-------------------------

     *This is a composite of the 1985 Supplement to The Mead Corporation
      Incentive Compensation Election Plan, reflecting the supplement and all amendments adopted through October 29, 1988. The Mead Corporation Incentive Compensation Election Plan is set forth in a separate document.

     Except to the extent otherwise provided in this Section, election of Option A or Option B under the foregoing paragraph shall be irrevocable and may not be subsequently changed.

     Notwithstanding the Participant's election of Option A or Option B, if this Supplement is terminated prior to, or if his/her Termination Date for reasons other than death or disability, precedes his/her 55th birthday, distribution of the Participant's account in the Supplemental Ledger shall be made in one lump sum payment on or before the last day of the month next following the date of such occurrence. If the Participant's Termination Date occurs due to death or disability prior to his/her 55th birthday and the value of his/her account on such Termination Date is less than $50,000, such account shall also be so distributed in one lump sum. If the Participant dies on or after his/her Annuity Starting Date, remaining annuity installments, if any, shall continue to be paid from the Plan. In all cases of death, a lump sum payment or a commencement or continuation of a level annuity shall be to the Beneficiary designated pursuant to Section 6(d) of the Plan.

     An Annuity Starting Date chosen by the Participant who is not an elected officer of the Company and/or the number of installments chosen by such Participant may be changed by the chairperson of the Compensation Committee, in his/her sole discretion, but only, unless the Compensation Committee determines otherwise, in the event of a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident to the Participant or a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. For Participants who are elected officers of the Company, the Compensation Committee, in its sole discretion, may change an Annuity Starting Date and/or the number of installments chosen by each such Participant on the same basis as set forth in this paragraph. The number of installments payable to the Participant's designated Beneficiary may be changed by the chairperson of the Compensation Committee on the same basis as set forth in this paragraph.

     In the event the Termination Date of a Participant who has elected Option B occurs (for reasons other than death or disability) before receipt of all the Annual Payments to which the Participant is entitled, remaining payments to which the Participant or his/her Beneficiary shall be entitled shall be calculated as if the Participant had elected Option A. If such Participant shall have received one or more but not all of the Annual Payments, his/her Supplemental Ledger account shall be valued pursuant to (4) below as if it had been reduced on the Effective Date by the Effective Date value of Annual Payments received (discounted at Basic plus Option B Incremental Rate) and credited thereafter with the Basic plus Option A Incremental Rate. In the event the Termination Date of such a Participant precedes receipt of all Annual Payments because of death or disability, or in the event all Annual Payments are not made due to coincidence with annuity payments on or after the Annuity Starting Date, the Participant or Beneficiary shall receive payments from the Supplemental Ledger valued at the Basic plus Option B Incremental Rate less any Annual Payments received by the Participant.

     (4) Except as provided below, the Participant's Supplemental Ledger account shall be valued on the Annuity Starting Date, or earlier distribution date if applicable, according to whichever of the following (a) or (b) produces the highest value:

          (a) as if all amounts had remained in the Deferred Compensation Ledger on the Effective Date in their separate accounts established pursuant to
     Section 6(a) of the Plan and were credited pursuant to Plan Section 6(b) in the absence of this Supplement; or

          (b) by crediting the Participant's Supplemental Ledger account each Calendar Year (with pro rata adjustment for partial years) with a percentage equal to the nine-month average composite yield on single A bonds rounded to the nearest 1/10 of 1% as published in the S & P Indexes of the Security Markets for the first nine months of the Second Calendar Year preceding the year such percentage is credited (hereinafter referred to as the "Basic Rate"), PLUS a percentage (hereinafter referred to as the "Incremental Rate") based on the Participant's age on the Effective Date and his/her choice of Option A or Option B according to the following table:

                              Incremental
              Age         Option A   Option B
          39 and under        4%        7%
          40-44               5%        8%
          45-49               7%        9%
          50-54               8%       10%
          55-59              11%       11%
          60 and over        12%       --

                                      (2)

     In no event, however, shall the valuation reflect the addition of the Incremental Rate to the Basic Rate if the Participant's Termination Date (for reasons other than death or disability) precedes his/her 55th birthday, or if prior to his/her 55th birthday, a distribution is made to a Participant due to adverse tax or economic consequences.

     (5) All level annuities paid under this Supplement shall be computed using an interest rate percentage equal to an average of the valuation percentages credited under (4) above during the three-year period immediately preceding the Calendar Year in which the first annuity payment is made to a Participant.

     (6) Except as provided in (7) below, the Board of Directors of the Company may amend or terminate the Plan or this Supplement as provided in Section 9 of the Plan.

     (7) Notwithstanding any other provision contained herein, in no event, including but not limited to termination or amendment of the Plan or Supplement or liquidation or reorganization of the Company:

          (a) shall a Participant who has not reached his/her 55th birthday receive less than the amount credited to the Participant's Supplemental Ledger account with interest at the Basic Rate, or the total amounts credited to his/her Deferred Compensation Ledger accounts as provided in
     (4)(a) above, if greater;

          (b) shall the Basic Rate and Incremental Rate of interest which has been or will be credited to the account of a Participant who has reached his/her 55th birthday, or the interest rate percentage for level annuities provided in (5) above, be changed unless the tax laws of the United States change to increase the cost of the Incremental Rate to the Company in which event the Incremental Rate may be adjusted only to the extent necessary to reflect such change in cost, nor shall the rights of the Participant or Beneficiary to commence or continue distributions from the Supplemental Ledger (including its valuation) be affected.

-----------------------------------

     1.  Adopted effective August 1, 1985.

     2. Amendments to Sections (3), (5) and (6) adopted effective as of October 1, 1987.

                                      (3)

                                FIRST AMENDMENT

                            TO THE 1985 SUPPLEMENT

                  TO THE INCENTIVE COMPENSATION ELECTION PLAN

                  -------------------------------------------


     WHEREAS, The Mead Incentive Compensation Election Plan was established for the benefit of its eligible employees; and

     WHEREAS, it is desirable to amend the Plan;

     NOW, THEREFORE, effective as of September 1, 1987, the Plan hereby is amended in the respects herein provided.

     1. Section 3 of the 1985 Supplement to The Mead Corporation Incentive Compensation Election Plan ("Plan") is hereby amended in its entirety to read as follows:

          3. The Participant shall elect, on or before September 30, 1985, that all or a portion of his/her account in the Supplemental Ledger be distributed under Option A or under Option B or be divided between them.

               (a) OPTION A - The Director or his/her Beneficiary will receive fifteen (15) level annuity payments from his/her account in the Supplemental Ledger commencing on the January 2 next following his/her Termination Date or such later January 2 as shall have been chosen by the Participant, but not later than the January 2 of the Calendar Year following the year in which he/she becomes or would have become age 65, the date chosen by him/her being hereafter referred to as the "Annuity Starting Date".

               (b) OPTION B - Commencement, method, and duration will be the same as under Option A, except that four (4) additional annual payments commencing on

               January 2, 1993 (hereinafter referred to in the aggregate as the "Annual Payments"), shall be paid to the Participant. The Annual Payments shall reduce the amount otherwise payable to the Participant of his/her Beneficiary on his/her Annuity Starting Date in accordance with Option A. Each annual installment of a Participant's Annual Payments shall be equal to the pro rata amount designated for Option B of the total of (i) amounts that were in the Deferred Compensation Ledger on the Effective Date,
               (ii) amounts of 1985 earned incentive for which a deferred election is in force on the Effective Date, and (iii) amounts of salary deferral elected under the terms of this Supplement. Notwithstanding the foregoing, no payment of an annual installment of a Participant's Annual Payments shall be made if such installment coincides with or follows a Participant's Annuity Starting Date. Any annual installment of a Participant's Annual Payments not made in accordance with the preceding sentence shall be included in valuing the Supplemental Ledger in accordance with (4) below.

               Except to the extent otherwise provided in this Section, election of Option A or Option B under the foregoing paragraph shall be irrevocable and may not be subsequently changed.

               Notwithstanding the Participant's election of Option A or Option B, if this Supplement is terminated prior to, or if his/her Termination Date for reasons other than death or disability precedes, his/her 55th birthday, distribution of the Participant's account in the Supplemental Ledger shall be made in one lump sum payment on or before the last day of the month next following the date of such occurrence. If the Participant's Termination Date occurs due to death or disability prior to his/her 55th birthday and the value of his/her account on such Termination Date is less than $50,000, such account shall also be so distributed in one lump sum. If the Participant dies on or after his/her Annuity Starting Date, remaining annuity installments, if any, shall continue to be paid from the Plan. In all cases of death, a lump sum payment or a commencement or continuation of a level annuity shall be to the beneficiary designated pursuant to
          Section 6(d) of the Plan.

               An Annuity Starting Date chosen by the Participant who is not an elected officer of the Company and/or the number of installments chosen by such Participant may be changed by the chairperson of the Compensation Committee, in his/her sole discretion, but only, unless the Compensation Committee determines otherwise, in the event of a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident to the Participant or a dependent (as defined in Section 152(a) of the Internal Revenue Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. For Participants who are elected officer of the Company, the Compensation Committee, in its sole discretion, may change an Annuity Starting Date and/or the number of installments chosen by each such Participant on the same basis as set forth in this paragraph. The number of installments payable to the Participant's designated Beneficiary may be changed by the chairperson of the Compensation Committee on the same basis as set forth in this paragraph.

               In the event the Termination Date of a Participant who has elected Option B occurs (for reasons other than death or disability) before receipt of all the Annual Payments to which the Participant is entitled, remaining payments to which the Participant or his/her Beneficiary shall be entitled shall be calculated as if the Participant had elected Option A. If such Participant shall have received one or more but not all of the Annual Payments, his/her Supplemental Ledger account shall be valued pursuant to (4) below as if it had been reduced on the Effective Date by the Effective Date value of Annual Payments received (discounted at Basic plus Option B Incremental Rate) and credited thereafter with the Basic plus Option A Incremental Rate. In the event the Termination Date of such a Participant precedes receipt of all Annual Payments because of death or disability, or in the event all Annual Payments are not made due to coincide with annuity payments on or after the Annuity Starting Date, the Participant or Beneficiary shall receive payments from the Supplemental Ledger valued at the Basic plus Option B Incremental Rate less any Annual Payments received by the Participant.

     B. Section 5 of the Plan is hereby amended in its entirety to read as follows:

               (5) All level annuities paid under this Supplement shall be computed using an interest rate percentage equal to an average of the valuation percentages credited under (4) above during the three-year period immediately preceding the Calendar Year in which the first annuity payment is made to a Participant.

     C. Section 6 of the Plan is hereby amended in its entirety to read as follows:

               (6) Except as provided in (7) below, the Board of Directors of the Company may amend or terminate the Plan or this Supplement as provided in
Section 9 of the Plan.

                       *               *               *

     EXECUTED at Dayton, Ohio, this 17th day of November, 1987.


                                                         THE MEAD CORPORATION


                                                         /S/ Charles J. Mazza
                                                         -----------------------
                                                         Title:  Vice President

Attest:

/S/ LORRAINE J. FRANCIS
---------------------------
Title:  Assistant Secretary


AMEND